UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2011

ECO VENTURES GROUP, INC.
(Exact name of registrant as specified in its charter) [FORMERLY MODERN RENEWABLE TECHNOLOGIES, INC.]

Nevada	000-52445	33-1133537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7432 State Road 50, Suite 101 Groveland, FL		34736
Address of principal offices		Zip Code

Registrant’s telephone number including area code:  (352) 557-4830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) / /

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) / /

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) / /

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) / /

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 7.01. Regulation FD Disclosure

Eco Ventures Group, Inc. (OTCBB: EVGI) announced on September 12, 2011 that it has received a firm letter of commitment from a private funding group financing its business plan through a strategic partnership.  The commitment letter provides for $15.3 million in funding for the Company in the form of a three-year loan bearing eight percent (8%) interest. The loan will be secured by the assets of the Company.  In addition, the Company’s new partners will acquire approximately 20% of the Company through the purchase of preferred stock at $2.50 per share.  Upon full conversion of the preferred stock they will receive 11,760,000 shares of common stock.   These shares are currently being held in escrow and there will be no further dilution to our shareholders as a result of this funding. The partners will also participate in a profit sharing agreement for 12 months after the loan is repaid.  Included in this partnership is an exclusive three-year contract to purchase the gold that Eco Ventures Group is expecting to extract from the ore deposits it currently has under contract.

The full text of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Press Release will also be posted in the Investor Relations section of our website (www.ecoventuresgroup.com) under News for a minimum period of 14 days following the date of release.

Disclosure of forward-looking statements

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as “expect(s),” “anticipate(s),” “intend(s),” “plan(s),” “believe(s),” “continue(s),” “seek(s),” “estimate(s),” “goal(s),” “target(s),” “forecast(s),” “project(s),” “predict(s),” “should,” “could,” “may,” “will continue,” “might,” “hope,” “can” and other words and terms of similar meaning or expression in connection with a discussion of future operating, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made.

Exhibit
Number	Description of Exhibit
99.1	Press Release, dated September 12, 2011.

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:         September 12, 2011

ECO VENTURES GROUP, INC.

By: /s/ RANDALL LANHAM
RANDALL LANHAM
President